Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contacts: Andrew Wamser (954) 769-7023 wamsera@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation Reports All-Time Record Quarterly EPS from Continuing Operations

•	EPS from continuing operations was an all-time record $1.08, up 8% compared to second quarter 2015 EPS from continuing operations of $1.00

•	Total revenue of $5.4 billion was up 4% compared to the year-ago period

FORT LAUDERDALE, Fla., (July 29, 2016) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported second quarter 2016 net income from continuing operations of $112 million, or $1.08 per share, compared to net income from continuing operations of $115 million, or $1.00 per share, for the same period in the prior year.
Mike Jackson, Chairman, Chief Executive Officer and President, said, “We achieved record EPS from continuing operations. We benefited from our opportunistic capital allocation strategy, including acquisitions and share repurchase, and we began to see the results of adjusting our cost structure and inventory levels to the current industry selling environment. We remain focused on our strategy to manage costs and reduce our inventory levels going forward and we will continue to take advantage of capital allocation opportunities.”
Mike Jackson added, “The Takata airbag recall continues to be disruptive to our business. However, in the second half of the year we anticipate improvement due to Takata airbag parts availability and compensation paid by certain manufacturers that will partially offset our costs.”
Acquisitions
In July 2016, AutoNation completed the previously announced acquisition of four stores, comprised of five franchises, in the Westchester County, New York area, representing approximately $190 million in annual revenue. Upon completion of certain facilities associated with these stores, AutoNation will be awarded a Land Rover franchise and a Jaguar franchise, which are expected to generate approximately $100 million in additional annual revenue once fully operational. AutoNation also completed the acquisition of a Chrysler Jeep store in the Denver market in July 2016, representing approximately $110 million in annual revenue.
Share Repurchase
During the second quarter of 2016, AutoNation repurchased 1 million shares of common stock for an aggregate purchase price of $50 million. As of July 28, 2016, AutoNation has approximately $116 million remaining Board authorization for share repurchase and 102 million shares outstanding.
Segment Results
Segment results(1) for the second quarter and first six months of 2016 were as follows:

Second Quarter 2016 Segment Results

•	Domestic – Domestic segment income(2) was $86 million compared to year-ago segment income of $85 million, an increase of 1%.

•	Import – Import segment income(2) was $75 million compared to year-ago segment income of $80 million, a decrease of 7%.

•	Premium Luxury – Premium Luxury segment income(2) was $93 million compared to year-ago segment income of $94 million, a decrease of 2%.

First Six Months 2016 Segment Results

•	Domestic – Domestic segment income(2) was $163 million compared to year-ago segment income of $164 million, a decrease of 1%.

•	Import – Import segment income(2) was $151 million compared to year-ago segment income of $155 million, a decrease of 3%.

•	Premium Luxury – Premium Luxury segment income(2) was $176 million compared to year-ago segment income of $189 million, a decrease of 7%.

For the six-month period ended June 30, 2016, the Company reported net income from continuing operations of $208 million, or $1.97 per share, compared to net income from continuing operations of $227 million, or $1.97 per share, for the same period in the prior year. The Company’s revenue for the six-month period ended June 30, 2016, totaled $10.6 billion, up 4% compared to $10.2 billion for the same period in the prior year.
The second quarter conference call may be accessed by telephone at (888) 769-8515 (password: AutoNation) at 11:00 a.m. Eastern Time or on AutoNation’s investor relations website at http://investors.autonation.com.
The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on July 29, 2016, through August 29, 2016 by calling (866) 382-4783 (password 5423).

(1)
AutoNation has three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and FCA US (formerly Chrysler); the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, and Audi.

(2)	Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation is America’s largest automotive retailer, currently owning and operating over 360 new vehicle franchises from coast to coast. AutoNation sold its 10 millionth vehicle in 2015, the first automotive retailer to reach this milestone. A commitment to delivering a peerless experience through customer-focused sales and service processes is what drives AutoNation’s success. AutoNation supports the Breast Cancer Research Foundation through its Drive Pink Campaign. AutoNation is transforming the automotive industry through bold leadership, technology and innovation.

Please visit investors.autonation.com, www.autonation.com, www.autonationdrive.com, www.twitter.com/autonation, www.twitter.com/CEOMikeJackson, www.facebook.com/autonation, and www.facebook.com/CEOMikeJackson, where AutoNation discloses additional information about the Company, its business, and its results of operations.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, open safety recalls, and expectations for the future performance of our franchises and the automotive retail industry, as well as statements that describe our objectives, goals, or plans are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions, including conditions in the credit markets and changes in interest rates; new and used vehicle margins; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for acquisitions; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
($ in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
New vehicle	$3,071.9	$2,967.8	$5,872.1	$5,737.4
Used vehicle	1,259.4	1,216.3	2,501.0	2,409.5
Parts and service	834.7	777.8	1,655.1	1,521.2
Finance and insurance, net	225.4	217.7	448.5	425.3
Other	50.0	44.7	84.3	75.1
Total revenue	5,441.4	5,224.3	10,561.0	10,168.5
Cost of sales:
New vehicle	2,909.1	2,801.7	5,560.1	5,409.8
Used vehicle	1,175.4	1,125.2	2,326.0	2,214.7
Parts and service	473.1	440.6	938.8	864.0
Other	42.0	37.7	68.4	61.0
Total cost of sales	4,599.6	4,405.2	8,893.3	8,549.5
Gross profit	841.8	819.1	1,667.7	1,619.0
Selling, general, and administrative expenses	585.2	568.7	1,173.9	1,126.3
Depreciation and amortization	35.9	32.1	70.7	60.8
Other income, net	(5.8)	(3.8)	(10.8)	(5.1)
Operating income	226.5	222.1	433.9	437.0
Non-operating income (expense) items:
Floorplan interest expense	(19.3)	(14.2)	(38.2)	(27.4)
Other interest expense	(28.7)	(21.6)	(57.0)	(43.0)
Interest income	0.4	—	0.5	0.1
Other income, net	4.2	0.5	0.8	1.6
Income from continuing operations before income taxes	183.1	186.8	340.0	368.3
Income tax provision	71.0	71.6	131.7	141.4
Net income from continuing operations	112.1	115.2	208.3	226.9
Loss from discontinued operations, net of income taxes	(0.1)	(0.1)	(0.4)	(0.3)
Net income	$112.0	$115.1	$207.9	$226.6
Diluted earnings (loss) per share*:
Continuing operations	$1.08	$1.00	$1.97	$1.97
Discontinued operations	$—	$—	$—	$—
Net income	$1.08	$1.00	$1.97	$1.97
Weighted average common shares outstanding	103.6	115.1	105.5	115.1
Common shares outstanding, net of treasury stock, at period end	102.2	113.4	102.2	113.4

* Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	$ Variance	% Variance	2016	2015	$ Variance	% Variance
Revenue:
New vehicle	$3,071.9	$2,967.8	$104.1	3.5	$5,872.1	$5,737.4	$134.7	2.3
Retail used vehicle	1,122.6	1,109.1	13.5	1.2	2,242.5	2,203.2	39.3	1.8
Wholesale	136.8	107.2	29.6	27.6	258.5	206.3	52.2	25.3
Used vehicle	1,259.4	1,216.3	43.1	3.5	2,501.0	2,409.5	91.5	3.8
Finance and insurance, net	225.4	217.7	7.7	3.5	448.5	425.3	23.2	5.5
Total variable operations	4,556.7	4,401.8	154.9	3.5	8,821.6	8,572.2	249.4	2.9
Parts and service	834.7	777.8	56.9	7.3	1,655.1	1,521.2	133.9	8.8
Other	50.0	44.7	5.3		84.3	75.1	9.2
Total revenue	$5,441.4	$5,224.3	$217.1	4.2	$10,561.0	$10,168.5	$392.5	3.9
Gross profit:
New vehicle	$162.8	$166.1	$(3.3)	(2.0)	$312.0	$327.6	$(15.6)	(4.8)
Retail used vehicle	86.7	91.4	(4.7)	(5.1)	180.4	193.9	(13.5)	(7.0)
Wholesale	(2.7)	(0.3)	(2.4)		(5.4)	0.9	(6.3)
Used vehicle	84.0	91.1	(7.1)	(7.8)	175.0	194.8	(19.8)	(10.2)
Finance and insurance	225.4	217.7	7.7	3.5	448.5	425.3	23.2	5.5
Total variable operations	472.2	474.9	(2.7)	(0.6)	935.5	947.7	(12.2)	(1.3)
Parts and service	361.6	337.2	24.4	7.2	716.3	657.2	59.1	9.0
Other	8.0	7.0	1.0		15.9	14.1	1.8
Total gross profit	841.8	819.1	22.7	2.8	1,667.7	1,619.0	48.7	3.0
Selling, general, and administrative expenses	585.2	568.7	(16.5)	(2.9)	1,173.9	1,126.3	(47.6)	(4.2)
Depreciation and amortization	35.9	32.1	(3.8)		70.7	60.8	(9.9)
Other income, net	(5.8)	(3.8)	2.0		(10.8)	(5.1)	5.7
Operating income	226.5	222.1	4.4	2.0	433.9	437.0	(3.1)	(0.7)
Non-operating income (expense) items:
Floorplan interest expense	(19.3)	(14.2)	(5.1)		(38.2)	(27.4)	(10.8)
Other interest expense	(28.7)	(21.6)	(7.1)		(57.0)	(43.0)	(14.0)
Interest income	0.4	—	0.4		0.5	0.1	0.4
Other income, net	4.2	0.5	3.7		0.8	1.6	(0.8)
Income from continuing operations before income taxes	$183.1	$186.8	$(3.7)	(2.0)	$340.0	$368.3	$(28.3)	(7.7)
Retail vehicle unit sales:
New	85,654	85,245	409	0.5	164,678	163,805	873	0.5
Used	56,637	57,370	(733)	(1.3)	114,740	115,994	(1,254)	(1.1)
	142,291	142,615	(324)	(0.2)	279,418	279,799	(381)	(0.1)
Revenue per vehicle retailed:
New	$35,864	$34,815	$1,049	3.0	$35,658	$35,026	$632	1.8
Used	$19,821	$19,332	$489	2.5	$19,544	$18,994	$550	2.9
Gross profit per vehicle retailed:
New	$1,901	$1,949	$(48)	(2.5)	$1,895	$2,000	$(105)	(5.3)
Used	$1,531	$1,593	$(62)	(3.9)	$1,572	$1,672	$(100)	(6.0)
Finance and insurance	$1,584	$1,526	$58	3.8	$1,605	$1,520	$85	5.6
Total variable operations(1)	$3,338	$3,332	$6	0.2	$3,367	$3,384	$(17)	(0.5)

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2016 (%)	2015 (%)	2016 (%)	2015 (%)
Revenue mix percentages:
New vehicle	56.5	56.8	55.6	56.4
Used vehicle	23.1	23.3	23.7	23.7
Parts and service	15.3	14.9	15.7	15.0
Finance and insurance, net	4.1	4.2	4.2	4.2
Other	1.0	0.8	0.8	0.7
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	19.3	20.3	18.7	20.2
Used vehicle	10.0	11.1	10.5	12.0
Parts and service	43.0	41.2	43.0	40.6
Finance and insurance	26.8	26.6	26.9	26.3
Other	0.9	0.8	0.9	0.9
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	5.3	5.6	5.3	5.7
Used vehicle - retail	7.7	8.2	8.0	8.8
Parts and service	43.3	43.4	43.3	43.2
Total	15.5	15.7	15.8	15.9
Selling, general and administrative expenses	10.8	10.9	11.1	11.1
Operating income	4.2	4.3	4.1	4.3
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	69.5	69.4	70.4	69.6
Operating income	26.9	27.1	26.0	27.0

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	$ Variance	% Variance	2016	2015	$ Variance	% Variance
Revenue:
Domestic	$1,995.1	$1,764.2	$230.9	13.1	$3,843.3	$3,429.9	$413.4	12.1
Import	1,748.1	1,795.0	(46.9)	(2.6)	3,423.1	3,473.7	(50.6)	(1.5)
Premium luxury	1,644.7	1,633.0	11.7	0.7	3,185.0	3,196.2	(11.2)	(0.4)
Total	5,387.9	5,192.2	195.7	3.8	10,451.4	10,099.8	351.6	3.5
Corporate and other	53.5	32.1	21.4	66.7	109.6	68.7	40.9	59.5
Total consolidated revenue	$5,441.4	$5,224.3	$217.1	4.2	$10,561.0	$10,168.5	$392.5	3.9

Segment income*:
Domestic	$85.6	$84.9	$0.7	0.8	$163.0	$164.2	$(1.2)	(0.7)
Import	74.6	80.1	(5.5)	(6.9)	150.7	155.1	(4.4)	(2.8)
Premium luxury	92.9	94.4	(1.5)	(1.6)	175.9	188.5	(12.6)	(6.7)
Total	253.1	259.4	(6.3)	(2.4)	489.6	507.8	(18.2)	(3.6)
Corporate and other	(45.9)	(51.5)	5.6		(93.9)	(98.2)	4.3
Add: Floorplan interest expense	19.3	14.2	5.1		38.2	27.4	10.8
Operating income	$226.5	$222.1	$4.4	2.0	$433.9	$437.0	$(3.1)	(0.7)

* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	30,654	27,871	2,783	10.0	58,407	53,621	4,786	8.9
Import	38,346	40,279	(1,933)	(4.8)	74,127	77,193	(3,066)	(4.0)
Premium luxury	16,654	17,095	(441)	(2.6)	32,144	32,991	(847)	(2.6)
	85,654	85,245	409	0.5	164,678	163,805	873	0.5

Brand Mix - New Vehicle Retail Units Sold	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016 (%)	2015 (%)	2016 (%)	2015 (%)
Domestic:
Ford, Lincoln	14.9	15.8	15.0	16.1
Chevrolet, Buick, Cadillac, GMC	11.1	10.2	11.2	10.0
Chrysler, Dodge, Jeep, Ram	9.8	6.7	9.3	6.6
Domestic total	35.8	32.7	35.5	32.7
Import:
Toyota	17.4	19.3	17.4	19.0
Honda	13.1	11.3	12.6	11.1
Nissan	7.7	9.8	8.4	9.9
Other imports	6.6	6.8	6.6	7.2
Import total	44.8	47.2	45.0	47.2
Premium Luxury:
Mercedes-Benz	8.4	8.4	8.3	8.2
BMW	4.1	4.5	4.2	4.7
Lexus	2.5	2.7	2.7	2.9
Audi	2.3	2.1	2.2	2.0
Other premium luxury (Land Rover, Porsche)	2.1	2.4	2.1	2.3
Premium Luxury total	19.4	20.1	19.5	20.1
	100.0	100.0	100.0	100.0

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Capital expenditures (1)	$61.7	$71.2	$112.4	$134.1
Cash paid for acquisitions, net of cash acquired (2)	$6.3	$45.4	$262.9	$73.1
Proceeds from exercises of stock options	$2.6	$6.3	$3.2	$18.8
Stock repurchases:
Aggregate purchase price	$50.0	$50.0	$420.6	$59.1
Shares repurchased (in millions)	1.0	0.8	8.9	0.9

Floorplan Assistance and Expense	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	Variance	2016	2015	Variance
Floorplan assistance earned (included in cost of sales)	$31.2	$29.4	$1.8	$60.5	$56.1	$4.4
New vehicle floorplan interest expense	(18.0)	(13.4)	(4.6)	(35.9)	(25.8)	(10.1)
Net new vehicle inventory carrying benefit	$13.2	$16.0	$(2.8)	$24.6	$30.3	$(5.7)

Balance Sheet and Other Highlights	June 30, 2016	December 31, 2015	June 30, 2015
Cash and cash equivalents	$54.7	$74.1	$65.3
Inventory	$3,661.4	$3,612.0	$3,230.7
Total floorplan notes payable	$3,802.8	$3,727.1	$3,321.4
Non-vehicle debt(3)	$2,708.1	$2,356.5	$2,124.3
Equity	$2,158.2	$2,349.3	$2,285.3

New days supply (industry standard of selling days)	73 days	68 days	63 days
Used days supply (trailing calendar month days)	44 days	43 days	36 days

Key Credit Agreement Covenant Compliance Calculations (4)
Leverage ratio		2.65x
Covenant	less than or equal to	3.75x

Capitalization ratio		63.8%
Covenant	less than or equal to	70.0%

(1) Includes accrued construction in progress and excludes property associated with capital leases entered into during the period.
(2) Excludes capital leases and deferred purchase price commitments.
(3)Pursuant to an accounting standard update effective January 1, 2016, all debt issuance costs have been reclassified, with the exception of those related to our revolving credit facility, as a direct reduction from the carrying amount of the related debt liability for both current and prior periods.
(4)Calculated in accordance with our credit agreement as filed with the SEC.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2016	2015	$ Variance	% Variance	2016	2015	$ Variance	% Variance
Revenue:
New vehicle	$2,857.7	$2,906.6	$(48.9)	(1.7)	$5,458.1	$5,615.0	$(156.9)	(2.8)
Retail used vehicle	1,042.3	1,080.1	(37.8)	(3.5)	2,073.3	2,145.5	(72.2)	(3.4)
Wholesale	126.5	105.3	21.2	20.1	243.0	202.0	41.0	20.3
Used vehicle	1,168.8	1,185.4	(16.6)	(1.4)	2,316.3	2,347.5	(31.2)	(1.3)
Finance and insurance, net	211.0	213.1	(2.1)	(1.0)	420.4	416.2	4.2	1.0
Total variable operations	4,237.5	4,305.1	(67.6)	(1.6)	8,194.8	8,378.7	(183.9)	(2.2)
Parts and service	773.3	756.8	16.5	2.2	1,530.6	1,479.9	50.7	3.4
Other	50.0	44.5	5.5		84.0	74.9	9.1
Total revenue	$5,060.8	$5,106.4	$(45.6)	(0.9)	$9,809.4	$9,933.5	$(124.1)	(1.2)

Gross profit:
New vehicle	$152.7	$163.5	$(10.8)	(6.6)	$292.3	$322.2	$(29.9)	(9.3)
Retail used vehicle	80.9	94.4	(13.5)	(14.3)	168.1	190.4	(22.3)	(11.7)
Wholesale	(2.3)	(5.2)	2.9		(4.8)	—	(4.8)
Used vehicle	78.6	89.2	(10.6)	(11.9)	163.3	190.4	(27.1)	(14.2)
Finance and insurance	211.0	213.1	(2.1)	(1.0)	420.4	416.2	4.2	1.0
Total variable operations	442.3	465.8	(23.5)	(5.0)	876.0	928.8	(52.8)	(5.7)
Parts and service	337.0	327.9	9.1	2.8	665.2	639.1	26.1	4.1
Other	7.5	6.7	0.8		14.5	13.9	0.6
Total gross profit	$786.8	$800.4	$(13.6)	(1.7)	$1,555.7	$1,581.8	$(26.1)	(1.7)

Retail vehicle unit sales:
New	79,420	83,178	(3,758)	(4.5)	152,617	159,659	(7,042)	(4.4)
Used	52,275	55,599	(3,324)	(6.0)	105,463	112,377	(6,914)	(6.2)
	131,695	138,777	(7,082)	(5.1)	258,080	272,036	(13,956)	(5.1)

Revenue per vehicle retailed:
New	$35,982	$34,944	$1,038	3.0	$35,763	$35,169	$594	1.7
Used	$19,939	$19,427	$512	2.6	$19,659	$19,092	$567	3.0

Gross profit per vehicle retailed:
New	$1,923	$1,966	$(43)	(2.2)	$1,915	$2,018	$(103)	(5.1)
Used	$1,548	$1,698	$(150)	(8.8)	$1,594	$1,694	$(100)	(5.9)
Finance and insurance	$1,602	$1,536	$66	4.3	$1,629	$1,530	$99	6.5
Total variable operations(1)	$3,376	$3,394	$(18)	(0.5)	$3,413	$3,414	$(1)	—

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2016 (%)	2015 (%)	2016 (%)	2015 (%)
Revenue mix percentages:
New vehicle	56.5	56.9	55.6	56.5
Used vehicle	23.1	23.2	23.6	23.6
Parts and service	15.3	14.8	15.6	14.9
Finance and insurance, net	4.2	4.2	4.3	4.2
Other	0.9	0.9	0.9	0.8
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	19.4	20.4	18.8	20.4
Used vehicle	10.0	11.1	10.5	12.0
Parts and service	42.8	41.0	42.8	40.4
Finance and insurance	26.8	26.6	27.0	26.3
Other	1.0	0.9	0.9	0.9
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross Profit:
New vehicle	5.3	5.6	5.4	5.7
Used vehicle - retail	7.8	8.7	8.1	8.9
Parts and service	43.6	43.3	43.5	43.2
Total	15.5	15.7	15.9	15.9